Exhibit 10.1

SHARE EXCHANGE AGREEMENT

between

CREATIONS, INC., a Delaware corporation

and

THE SHAREHOLDERS OF CREATIONS INC. NAMED HEREIN

January [●], 2023

SHARE EXCHANGE AGREEMENT

INTRODUCTION

SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of January [●], 2023 (the “Execution Date”), by and among Creations, Inc., a Delaware corporation (the “Parent”) and certain shareholders of the Parent named in Schedule 1.1 hereto (the “Parent Shareholders”). The Parent and each Parent Shareholder are each a “Party” and referred to collectively herein as the “Parties.”

RECITALS

WHEREAS, this Agreement contemplates a share exchange between the Parent and the Parent Shareholders (the “Share Exchange”), whereby the Parent Shareholders, will receive 511 ordinary shares of the capital stock of Ocean Yetsira Ltd., a corporation incorporated in the State of Israel with company number (515755643) (“Ocean”)in exchange for all of their shares and warrants to purchase shares of the Parent (the “Share Exchange”). Ocean is referred to as the “Company” and the above 511 shares of the Company shall be referred to as the “Company Shares”;

WHEREAS, contemporaneously with the Share Exchange, the Parent and Aharon Barkai & Co. Ltd. (“Barkai”) will enter into a separate agreement (the “Purchase Agreement”) to transfer the remainder of the Company’s capital stock as well as its capital note (the “Remainder Company Shares”) in exchange for a cash payment to Parent upon the terms and subject to the conditions of the Purchase Agreement in a form reasonably acceptable to the Parent, , Barkai and the Company;

WHEREAS, as a part of this Agreement the shares of capital stock and warrants of the Parent Shareholders will be returned to the Parent for cancellation and thereafter the Parent Shareholders shall have no ownership interest in the Parent or to any of the Parent’s assets and will have no obligations to the Parent or its shareholders and the Parent Shareholders will provide certain releases;

WHEREAS, as a result of the actions contemplated in this Agreement and the Purchase Agreement, the Parent will give up all of its ownership interest in the Company represented by the Company Shares and the Remainder Company Shares shall be transferred to the Third Party, respectively;

WHEREAS, it is contemplated that following the Share Exchange, the Parent intends to issue a dividend to its shareholders as to which the Parent Shareholders shall not be included in such dividend;

WHEREAS, the Parties intend that the transactions contemplated hereby shall be treated for U.S. federal income Tax purposes, and for purposes of any corresponding provision under state or local income Tax law, as with respect to the Share Exchange, a transaction qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) with this Agreement to constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g),(the “Intended Tax Treatment”);

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties, intending legally to be bound, agree as follows:

ARTICLE I. THE SHARE EXCHANGE

1.1 The Share Exchange. Upon and subject to the terms and conditions set forth in this Agreement, at the Closing, each Parent Shareholder hereby irrevocably contributes, transfers and delivers to Parent (i) the shares of the Parent (the “Parent Common Shares”) held by such Parent Shareholder as legal and beneficial owner as set forth opposite such holder’s name on Schedule 1.1 hereto, (ii) the warrants to purchase shares of the Parent’s Common Stock (the “Warrants”) held by such Parent Shareholder, as legal and beneficial owner, as set forth opposite such Company Shareholder’s name on Schedule 1.1 hereto, the Parent Common Shares and the Warrants are collectively referred to as the “Parent Securities”. All Parent Securities shall be returned to the Parent and cancelled. In exchange for the return and cancellation of the Parent Securities the Parent shall transfer all rights and ownership of the Company Shares to the Parent Shareholders. In addition, simultaneously with the Closing, the Purchase Agreement will be closed as a portion of the consideration for the Company Shares is the consideration being paid in the Purchase Agreement.

1.2 The Closing. The closing of the Share Exchange and the other transactions contemplated by this Agreement (the “Closing”) shall take place remotely, via electronic exchange of documents, simultaneous with the execution and delivery of this Agreement, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three (3) Business Days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in ARTICLE V hereof (the “Closing Date”). As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in Israel or in the state of New York are required or authorized by applicable Law to close. The Parent and the Parent Shareholders, respectively, shall each use its commercially reasonable efforts to take all such action as may be necessary or appropriate to effectuate the Share Exchange in accordance with applicable Law at the Closing.

1.3 Actions at the Closing. At the Closing:

(a) The Parent shall deliver to the Parent Shareholders the various certificates, instruments and documents representing ownership of the Company Shares; and

(b) the Parent Shareholders shall deliver to the Parent all Warrants issued to them. If the Shares and/or Warrant certificates are not returned the Parent Shareholders shall execute a lost warrant affidavit in the form as set forth in Schedule 1.3 hereunder whereby they will acknowledge that they have given up all rights with respect to such Shares and/or Warrant and that they have not otherwise transferred such Shares and/or Warrant;

(c) each Parent Shareholder shall deliver to the Parent share transfer forms in respect of their holdings of Parent Shares duly executed by such Parent Shareholder, in favor of the Parent, and authorizing the cancellation of such shares.

1.4 Additional Actions.

(a) If at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Parent Shareholders with full right, title and interest in and to the Company Shares to which such person is entitled under Section 1.1, the officers and directors of the Company and Parent shall be, to the extent permitted by applicable Law, fully authorized (in the name of the Parent and otherwise) to take, and shall take, such action. If at any time after the Closing any further action is determined by Parent or the Company to be necessary or desirable to carry out the purposes of this Agreement or to vest the Company with full right, title and possession of and to all rights and property of the Company, the officers and directors of the Company and Parent shall be, to the extent permitted by applicable Law, fully authorized (in the name of the Company and otherwise) to take, and shall take, such action. If, at any time after the Closing, any further action is determined by Parent or the Company to be necessary or desirable to carry out the purposes of this Agreement or to vest the Parent Shareholders with full right, title and possession of the Company Shares, the officers and directors of the Company Parent shall be, to the extent permitted by applicable Law, fully authorized (in the name of Parent and otherwise) to take, and shall take, such action, and if consent of the Parent or Company is required, the officers and directors of the Parent and Company, respectively, will comply and take any such action . Following the Closing, the Parent Shareholders agree to take all reasonable action requested by Parent or the Company in order to approve any of the actions described herein on behalf of the Company or to cancel the Parent Shares owned by the Parent Shareholders as identified on Schedule 1.1.

1.5 Directors and Officers.

The Parent Shareholders shall resign from any position that they hold in the Parent, and all officers nominated by Parent in the Company or any of its affiliates will resign from their duties, it being agreed that Mr. Shmuel Yelshevich shall continue to be employed by the Parent as CEO and CFO and Ilan Arad as the Parent’s BOD Chair, both under the existing terms.

1.6 Reserved.

1.7 No Further Rights. From and after the Closing, no Parent Shares owned by the Parent Shareholders shall be deemed to be outstanding. Parent Shareholders, certificated or uncertificated, shall cease to have any rights with respect thereto, under applicable Law, or otherwise, except as otherwise provided herein or by applicable Law, other than the right to receive the Company Shares in connection with Section 1.1. Upon the Closing of the Share Exchange and the Purchase Agreement, the Parent shall have no right to the Company Shares and shall have no other right of ownership in the Company.

1.8 Certain Tax Matters. Each of the Parties shall use its reasonable best efforts to cause the transactions contemplated hereby to qualify for the Intended Tax Treatment. None of the Parties shall (and each of the Parties shall cause their respective Subsidiaries and Affiliates not to) take any action, or fail to take any action, that could reasonably be expected to cause the Share Exchange to fail to qualify for the Intended Tax Treatment. The Parties intend to report and, except to the extent otherwise required by a “final determination” within the meaning of Section 1313(a) of the Code, shall report (including, without limitation, on all applicable United States, state, local or foreign government reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes (collectively, “Tax Returns”) and in connection with any Tax audit), for all tax purposes, transactions contemplated hereby in accordance with the Intended Tax Treatment. For purposes of this Agreement, “Taxes” means all taxes or levies or other similar assessments or liabilities in the nature of a tax, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. Notwithstanding the above, the Parent makes no representations as to how the Share Exchange will be treated by any tax authority.

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE PARENT

Because the Parent Shareholders have largely been in operational control of the Company and its operations for at least the last 12 months, the Parent makes no representations with respect to the operations or financial condition of the Company. The Parent does make certain representations and warrants with respect to the Company Shares with respect to its ownership of the Company Shares. For purposes of this ARTICLE II, the phrase “to the knowledge of the Parent” or any phrase of similar import shall be deemed to refer to the knowledge of Shmuel Yelsovich, Interim CEO of Parent.

2.1 Organization, Qualification and Corporate Power. The Parent is a public company incorporated in the State of Delaware. The Parent is in good standing in its State of Incorporation the Parent has all requisite corporate power and authority to carry on the businesses in which it is engaged.

2.2 Capitalization. As of the date hereof, the issued capital of the Parent consists of 3,544,242 shares, all of which are owned by its Shareholders in the names set forth in the Company’s transfer agent records. All of the issued and outstanding Company Shares were issued in compliance with applicable securities laws.

2.3 Authorization of Transaction. The Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Parent of this Agreement and the Purchase Agreement, the consummation by the Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Parent. This Agreement has been duly and validly executed and delivered by the Parent and, assuming it is a valid and binding obligation of the Parent Shareholders, constitutes a valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of Law or a court of equity.

2.4 Non-contravention. The execution and delivery by the Parent of this Agreement , nor the consummation by the Parent of the transactions contemplated hereby or thereby will (a) conflict with or violate any provision of the certificate of incorporation of the Parent, (b) require on the part of the Parent any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”), except for such permits, authorizations, consents and approvals as to which the failure to obtain or make the same would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any Material Contract, except, in the case of the foregoing clause (c), for any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Parent Material Adverse Effect or any notice, consent or waiver the absence of which would not reasonably be expected to have a Parent Material Adverse Effect, (d) result in the imposition of any Security Interest upon any material assets of the Company or (e) violate any federal, state, local, municipal, foreign, international, multinational, Governmental Entity or other constitution, law, statute, ordinance, principle of common law, rule, regulation, code, governmental determination, order, writ, injunction, decree, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S., including Tax and antitrust laws (collectively, “Laws”) applicable to the Company, except, in the case of the foregoing clause (e), such violations that would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s, materialmen’s and similar Security Interests, (ii) Security Interests arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, or (iii) Security Interests on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company. For purposes of this Agreement, “Ordinary Course of Business” means the ordinary course of such person’s business, consistent with past practice (including with respect to frequency and amount).

2.5 No Other Representations. The representations and warranties contained in this ARTICLE II are the only representations and warranties made by the Parent. The Parent disclaims any and all other representations and warranties other than those contained in this ARTICLE II, whether express or implied. The Parent hereby expressly disclaims any such other representation or warranty, whether by the Parent, or any of its representatives or any other person, notwithstanding the delivery or disclosure to the Parent Shareholders or any other person of any documentation or other written or oral information by the Parent or any of its representatives.

2.6 Authorization of Transaction. The Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Parent of this Agreement and the agreements contemplated hereby and thereby (collectively, the “Transaction Documentation”) to which it is a party, and the consummation by the Parent of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Parent including the approval by its shareholders owning a majority of the Parent’s voting stock and by the Parent’s board of directors.. Each of the documents included in the Transaction Documentation has been duly and validly executed and delivered by the Parent and, assuming it is a valid and binding obligation of the Company, and constitutes a valid and binding obligation of the Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of Law or a court of equity.

2.7 Noncontravention. Neither the execution and delivery by the Parent of this Agreement or the Transaction Documentation to which it is a party, nor the consummation by the Parent of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the organizational documents or bylaws of the Parent, (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Parent is a party or by which either is bound or to which any of their assets are subject, except, in the case of the foregoing clause (c), for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest upon any assets of the Parent or (e) violate any Laws applicable to the Parent, except, in the case of the foregoing clause (e), such violations that would not reasonably be expected to have a Parent Material Adverse Effect.

2.8 Financial Statements. The audited financial statements and unaudited interim financial statements of the Parent included in the Parent SEC Filings (collectively, the “Parent Financial Statements”) (a) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (b) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (c) fairly present in all material respects the financial condition, results of operations and cash flows of the Parent as of the respective dates thereof and for the periods referred to therein, and (d) are consistent in all material respects with the books and records of the Parent. There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

ARTICLE III. Representations and Warranties

Each Parent Shareholder, severally and not jointly, represents and Warrants that:

3.1 Due Execution. That this Agreement was duly executed and delivered by such Parent Shareholder and, assuming the due authorization, execution and delivery by each of the Parent and the Company, constitutes the valid and binding obligation of such Parent Shareholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity.

(a) 3.2 Non-Contravention .The execution and delivery of this Agreement by such Parent Shareholder does not, and the performance of this Agreement by such Parent Shareholder will not, conflict with or violate any organizational document or legal requirement applicable to such Parent Shareholder or by which its properties are bound or affected.

(b) Such Parent Shareholder is not subject to any insolvency related proceedings, whether in or out of court, including proceedings or steps leading to any form of bankruptcy, liquidation, administration, receivership, arrangement or scheme with creditors, moratorium, stay or limitation of creditors’ rights, interim or provisional supervision by a court or court appointee, winding up or striking off or any event similar to any such events in any jurisdiction in which a Parent Shareholder is resident or incorporated.

3.3 Tax Matters.

Such Parent Shareholder has had the opportunity to review with such Parent Shareholder’s Tax advisors the applicable Tax consequences of the transactions contemplated hereby, including the Share Exchange, and the acquisition, holding, redemption, sale or transfer of the Exchange Shares. Such Parent Shareholder is relying solely on such advisors and not on any statements or representations of the Parent or any of their respective representatives with respect to Tax matters. Such Parent Shareholder understands that it (and not the Parent) shall be responsible for such Parent Shareholder’s Tax liability and any related interest and penalties that may arise as a result of the transactions contemplated hereby and as a result of such Parent Shareholder’s ownership and disposition of the Parent Shares.

3.4 Ownership of Parent Shares.

The Parent Shares owned by each Parent Shareholder are owned free and clear of any liens or encumbrances and no Parent Shareholder shall have attempted to sell, pledge or hypothecate their Parent Shares.

3.5 Parent Shareholder Status.

(c) Each Parent Shareholder has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of the Share Exchange and has carefully reviewed and understands the risks of, and other considerations relating to, the acquisition of Exchange Shares and the applicable Tax consequences of the transactions contemplated hereby. The Parent Shareholder has adequate means of providing for its current and anticipated financial needs and contingencies.

3.6 Exclusivity of Representations; Reliance.

(d) Each Parent Shareholder acknowledges and agrees that, except for the representations and warranties of the Parent set forth in ARTICLE II, none of the Parent Shareholders or any of such Parent Shareholder’s Representatives are relying on any other representation or warranty of the Parent or any other person made outside of ARTICLE II, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied, in each case with respect to the transactions contemplated hereby.

ARTICLE IV. COVENANTS

4.1 Closing Efforts.

Each of the Parties shall use its best efforts, to the extent commercially reasonable in light of the circumstances (“Reasonable Best Efforts”), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (a) its representations and warranties remain true and correct in all material respects through the Closing Date and (b) the conditions to the obligations of the other Parties to consummate the Share Exchange are satisfied.

4.2 Governmental and Third-Party Notices and Consents.

Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement. The Parties and the Company acknowledge they will assist the other Parties in the completion of all filings with all government authorities including the SEC, and including but not limited to the Parent’s annual report on Form 10-k for the year ended December 31, 2022 and for the completion of the transaction contemplated herein.

4.3 Access to Company Information.

(e) The Parent (i) shall treat and hold as confidential any Company Confidential Information (as defined below) and shall take all necessary steps to preserve its confidentiality, (ii) shall not disclose or make available any Company Confidential Information to any person, except as permitted by this Agreement, (iii) shall not use or exploit any of the Company Confidential Information in any way except in connection with this Agreement, and (iv) shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession, and shall erase all Company Confidential Information from the computer and communications systems and devices used by it (or any members of its group), including any systems and data storage services provided by third parties (to the extent technically and legally practicable), thereafter certifying in writing to the Company, and the Company Shareholders (as applicable), that it has complied with its obligations under this Section 5.4; provided that the Parent shall not be required to erase any electronic copy that is created pursuant to the Parent’s standard electronic backup and archival procedures. For purposes of this Agreement, “Company Confidential Information” means any information of the Company or the Company Shareholders, or relating to transactions contemplated by this Agreement that is furnished (in any form or medium), directly or indirectly to or which directly or indirectly comes to the attention of, the Parent by the Company or the Company Shareholders (or any of their respective employees, officers, agents or advisers) in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Parent or its directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Parent or its directors, officers, or employees, (C) which the Parent knew or to which the Parent had access prior to disclosure, as demonstrated by competent evidence, provided that the source of such information is not known by the Parent to be bound by a confidentiality obligation to the Company, or (D) which the Parent rightfully obtains from a source other than the Company, provided that the source of such information is not known by the Parent to be bound by a confidentiality obligation to the Company.

(f) The Company (i) shall treat and hold as confidential any Parent Confidential Information (as defined below), (ii) shall not use any of the Parent Confidential Information except in connection with this Agreement, and (iii) shall return to the Parent all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “Parent Confidential Information” means any information of the Parent that is furnished to the Company by the Parent in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Company or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Company or their respective directors, officers, or employees, (C) which the Company knew or to which the Company had access prior to disclosure, as demonstrated by competent evidence, provided that the source of such information is not known by the Company or any Company Subsidiary to be bound by a confidentiality obligation to the Parent or (D) which the Company rightfully obtains from a source other than the Parent, provided that the source of such information is not known by the Company or any Company Subsidiary to be bound by a confidentiality obligation to the Parent, or (E) any information it is required by Law to keep.

4.4 Expenses. The costs and expenses of each Party (including legal fees and expenses of such Party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party that incurred such costs and expenses, unless otherwise agreed to by such Parties.

4.5 Exempt Issuance. The Parent shall use commercially reasonable efforts to ensure that the issuance of the Exchange Shares to Parent Shareholders is exempt from registration under the Securities Act.

4.6 Failure to Fulfill Conditions. In the event that any of the Parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the Closing Date as set forth hereinunder, it will promptly notify the other party.

4.7 Notification of Certain Matters. At or prior to the Closing, each party shall give prompt notice to the other party of (a) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (b) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

ARTICLE V. CONDITIONS TO CONSUMMATION OF SHARE EXCHANGE

5.1 Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the Share Exchange are subject to the satisfaction or waiver of the following conditions:

(a)Conditions to Obligations of the Parent. The obligation of the Parent to consummate the Share Exchange is subject to the satisfaction (or waiver by the Parent) of the following additional conditions:

(a) the representations and warranties of the Parent Shareholders set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing as though made as of the Closing (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date).

(b) the Parent Shareholders shall have performed or complied with their agreements and covenants required to be performed or complied with under this Agreement and shall have consummated the transaction which is the subject of the Purchase Agreement as of or prior to the Closing.

(c) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect; and

(d) The Parent Shareholders shall have delivered the Parent Shares and the Parent warrant to the Parent for cancellation.

(e) resignation of Yaniv Aharon as a Board member and signature on waiver of claim towards the Parent

(b)Conditions to Obligations of the Parent Shareholders. The obligation of the Parent Shareholder to consummate the Share Exchange is subject to the satisfaction (or waiver by the Company) of the following additional conditions:

(f) the Parent shall have obtained the written consents of (i) all of the members of its Board of Directors of Parent or held a vote approved by a majority of its directors , and (ii) a majority of the stockholders of Parent, in each case to the execution, delivery and performance by Parent of this Agreement and the Purchase Agreement in form and substance reasonably satisfactory to the Parent Shareholders;

(g) the representations and warranties of the Parent set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing as though made as of the Closing (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date);;

(h) Parent shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;;

(i) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect; and

(j) the Parent shall have delivered stock certificates and any other evidence of ownership of the Company and its subsidiaries to the Parent Shareholders; and

ARTICLE VI. MISCELLANEOUS

(A)Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or stock market rules (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

(B)No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

(c)Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior or (other than as set forth in the Purchase Agreement) contemporaneous understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

(D)Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

(E)Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures delivered by fax and/or e-mail/.pdf transmission shall be sufficient and binding as if they were originals and such delivery shall constitute valid delivery of this Agreement.

(F)Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(G)Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Parent Shareholders:	To the Parent Shareholders to the address indicated next to their respective names

Copy to (which copy shall not constitute notice hereunder):	[ }

If to the Parent:

c/o Sichenzia Ross Ference LLP 1185 Avenue of the Americas New York, NY 10036 Attention:Arthur Marcus Facsimile: 212-930-9725 E-mail:amarcus@srf.law

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(H)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without giving effect to any choice or conflict of Law provision or rule that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

(I)Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing, provided that no such amendment shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(J)Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

(K)Submission to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the Laws of the State of Delaware for such persons and irrevocably waives, to the fullest extent permitted by applicable Law, and covenants not to assert or plead any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.7. Nothing in this Section 6(K), however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

(L)WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(M)Remedies; Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and agree that in the event that any Party shall fail or refuse to consummate the transactions contemplated by this Agreement or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the “Defaulting Party”) shall have occurred that results in the failure to consummate the transactions contemplated by this Agreement, then in addition to the other remedies provided herein, the other Party or Parties (the “Non-Defaulting Party”) shall be entitled to seek and obtain money damages from the Defaulting Party, and shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, in each case without the requirement of posting any other bond or other type of security. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys’ fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity.

(N)Survival. The representations or warranties in this Agreement and in any certificate delivered pursuant to this Agreement shall survive the Closing.

(O)Construction.

(k) (i)The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(l) (ii)Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Share Exchange Agreement as of the date first above written.

PARENT:

CREATIONS, INC.

By:
Name:
Title:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the Parties have executed this Share Exchange Agreement as of the date first above written.

PARENT SHAREHOLDER: Yaniv Yaar Aharon

Signature

Print Name

Address of Principal Residence:

PARENT SHAREHOLDER: Dan Barcai-Casils

Signature

Print Name

Address of Principal Residence:

PARENT SHAREHOLDER: Maayan Amsalem

Signature

Print Name

Address of Principal Residence:

PARENT SHAREHOLDER: Ilana Aharon

Signature

Print Name

Address of Principal Residence:

PARENT SHAREHOLDER: Gil Sommer

Signature

Print Name

Address of Principal Residence:

PARENT SHAREHOLDER: Rony Rosner

Signature

Print Name

Address of Principal Residence:

PARENT SHAREHOLDER: Ester Brod

Signature

Print Name

Address of Principal Residence:

Schedule 1.1

Parent Shareholders

Name and address of Parent Shareholder	Number of Parent Common Shares	Number of Warrants
Yaniv Yaar Aharon	554,692	-554,692
Dan Barcai-Casils	290,230	290,230-
Maayan Amsalem	280,736	-280,736
Ilana Aharon	67,811	67,811-
Gil Sommer and Rony Rosner	33,905	33,905-
Ester Brod	27,124	27,124-